CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our report dated March 27, 1998 on our audit of the consolidated financial statements of Zap Power Systems and Subsidiary as of and for the year ended December 31, 1997 included in the registration statement on Form SB-2 in connection with the offering of common stock of Zap Power Systems. We also consent to the reference to our firm under the caption, "Experts" and "Summary of Financial Data."

                                             /s/ GRANT THORNTON LLP

San Jose, California
May 11, 1998


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